Exhibit 99.1

Press Release	Willis Towers Watson Selects Andrew Krasner as new Chief Financial Officer
ARLINGTON, VA, August 30, 2021 – Willis Towers Watson (NASDAQ: WLTW), a leading global advisory, broking and solutions company, today announced that it has selected Andrew Krasner as the company’s new Chief Financial Officer (CFO). Krasner returns to Willis Towers Watson after driving financial strategy and performance as the CFO of AssuredPartners, Inc. He succeeds Michael (Mike) Burwell in this role. Mike will be taking on a senior role in the medical and data analytics industry going forward.

“Andrew brings almost 25 years of diverse financial and transaction leadership back to Willis Towers Watson. He played key roles in the evolution of Willis Towers Watson as we’ve grown through large combinations over the years. I’m confident Andrew will bring his strategic financial perspective to the company and contribute to our future success,” said John Haley, Chief Executive Officer. “I’d also like to thank Mike for his leadership and dedication to Willis Towers Watson and our finance efforts. Andrew and Mike will work together to ensure a smooth transition of responsibilities.”

“I’m excited to return to Willis Towers Watson’s rich culture, strong values and deep commitment to its colleagues and clients,” said Krasner. “Willis Towers Watson is well positioned to compete vigorously across its businesses around the world. I’m also honored to have the opportunity to help drive its financial strategy, growth and performance as CFO.”

Krasner’s career with Willis Towers Watson began in 2009. During his tenure, he served as Global Treasurer and Head of Mergers and Acquisitions for Willis Towers Watson, and Senior Vice President of Willis Towers Watson Securities. Prior to joining Willis Towers Watson, he held various financial roles at PricewaterhouseCoopers, Deutsche Bank and Bank of America Merrill Lynch. Krasner has a B.S. and M.B.A. from Cornell University.

“We wish Mike well and look forward to Andrew’s energy, expertise and leadership as part of our team going forward,” added Carl Hess, President. “His contributions will be critical as we continue our efforts to offer a compelling colleague experience, innovate and adapt to address client needs, deliver significant value for our shareholders and better the communities in which we live and work.”

As previously announced, Willis Towers Watson will host an Investor Day September 9, 2021. Specific details for this event will be announced at a later date.

About Willis Towers Watson

Willis Towers Watson (NASDAQ: WLTW) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has 45,000 employees serving more than 140 countries and markets. We design and deliver solutions that manage risk, optimize

Press Release	benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas – the dynamic formula that drives business performance. Together, we unlock potential.

PR Contact: Miles Russell Miles.russell@willistowerswatson.com +44 (0) 7903262118

Josh Wozman Josh.wozman@willistowerswatson.com +1 415 318 6441

Investor Relations Contact: Claudia De La Hoz Claudiadelahoz@willistowerswatson.com +1 215 246 6221

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, statements regarding future leadership transitions, the company’s future results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

Factors that could cause actual results to differ from those set forth in the forward-looking statements are identified under “Risk Factors” and elsewhere in Willis Towers Watson’s most recent Annual Report on Form 10-K and in subsequent quarterly reports filed with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Willis Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.